
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934

                           -------------------------

Date of Report (Date of earliest event reported) March 18, 1998

                             THE SCOREBOARD, INC.
            (Exact name of registrant as specified in its charter)

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
         New Jersey                          0-16913                         22-2766077
(State or other jurisdiction         (Commission File Number)     (I.R.S. Identification Number)
of incorporation or organization)

                            1951 Old Cuthbert Road
                         Chery Hill, New Jersey 08034
         (Address, including zip code of Principal Executive Offices)


                                (609) 354-9000
             (Registrant's telephone number, including area code)
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Item 3. Bankruptcy or Receivership

        On March 18, 1998, The Score Board, Inc. ("the Company") and its wholly owned subsidiary, The Score Board Holding Corporation, filed voluntary petitions under Chapter 11 of the Federal Bankruptcy Code with the United States Bankruptcy Court, District of New Jersey (Case Numbers 98-12555 and 98-12557, respectively).

        The Company, which has been declared in default under its secured credit facility, is developing a plan to identify the optimal business course for the future and will seek financing approval from its lender. At present, the Company is managing its business as Debtor-In-Possession subject to Court approval for certain actions.

        As a result of the Company's having filed a Chapter 11 petition on March 18, 1998, it must now seek a court order approving retention of its outside auditors prior to such auditors being authorized to render professional services to the Company. The Company's auditors have not yet agreed on terms or conditions satisfactory for their retention with respect to an audit of the Company's 1997 financial statements. Accordingly, the Company is unable to predict when work on its 1997 financial statements will commence or when the audit will be completed. As a result, the Company is unable to file its Annual Report on Form 10-K with respect to 1997 in a timely manner and is unable to predict when it will be in a position to file such Report.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.



                                                THE SCORE BOARD, INC.

Date:  April 2, 1998                            By:  /s/ John F. White
                                                   --------------------------
                                                   John F. White
                                                   President